Exhibit (i)(2)

April 30, 2026

Sprott Funds Trust
320 Post Road, Suite 230
Darien, Connecticut 06820

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Securities and Exchange Commission as Exhibit (i) to Post Effective Amendment No. 67 to the Sprott Funds Trust Registration Statement on Form N-1A (File Nos. 333-227545 and 811-23382), via EDGAR Accession No. 0001829126-26-003232 on April 7, 2026.

We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 68 under the Securities Act of 1933 (the “Amendment”) and consents to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP